UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2019

SUMMER ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. The Company Identification No.)

5847 San Felipe Street #3700

Houston, Texas 77057

(Address of principal executive offices)

(713) 375-2790

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Principal U.S. Market for Securities
Common Stock, $0.001 par value	SUME	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01Entry into a Material Definitive Agreement.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment Transaction with EDF Trading North America, LLC

On June 19, 2019, Summer Energy Holdings, Inc. (“SEH”), and its subsidiaries Summer Energy, LLC (“Summer LLC”), Summer Energy Northeast, LLC (“Summer Northeast”) and Summer Energy Midwest, LLC (“Summer Midwest”; together with SEH, Summer LLC and Summer Northeast, the “Company”) closed a transaction (the “Amendment Transaction”) with EDF Trading North America, LLC (“EDFTNA”) in order to amend certain agreements previously entered into among SEH, Summer LLC, Summer Northeast, EDFTNA and EDF Energy Services, LLC (collectively with EDFTNA, “EDF”).

By way of background (and as more fully described in the Current Report on Form 8-K filed by SEH on May 4, 2018), on May 1, 2018, SEH, Summer LLC and Summer Northeast entered into an Energy Services Agreement (the “Energy Services Agreement”) with EDF pursuant to which Summer LLC and Summer Northeast agreed to purchase their electric power and associated services requirements from EDF, and EDF agreed to provide certain credit facilities to assist Summer LLC and Summer Northeast in the purchase of their electric power and associated service requirements (the “Original Transaction”).   In connection with the Original Transaction, the parties thereto also entered into, among other agreements, an ISDA Master Agreement, including Schedule thereto and accompanying Credit Support Annex (collectively, the “ISDA Agreement”), a Security Agreement (the “Security Agreement”), a Pledge Agreement (the “Pledge Agreement”), and a Guaranty by SEH (the “Guaranty”).  Copies of the Energy Services Agreement, ISDA Agreement, Security Agreement, Pledge Agreement and Guaranty are filed as Exhibits 10.1 through 10.5, respectively, to SEH’s Quarterly Report on Form 10-Q filed on August 14, 2018.

Pursuant to the Amendment Transaction, the Company and EDFTNA entered into an Amended and Restated Energy Services Agreement, which amended and restated the Energy Services Agreement (the “Amended Energy Services Agreement”), an amendment to ISDA Master Agreement which amends the ISDA Agreement (the “Amended ISDA Agreement”), an Omnibus Amendment to Pledge Agreement and Security Agreement and Joinder, which amends both the Security Agreement and the Pledge Agreement (the “Omnibus Amendment”) and an Amended and Restated Guaranty, which amends and restates the Guaranty (the “Amended Guaranty”).  In general, the Amended Energy Services Agreement, the Amended ISDA Agreement, the Omnibus Amendment and the Amended Guaranty amend and/or restate the documents from the Original Transaction to (i) remove EDF Energy Services, LLC as a party to the agreements and (ii) add an additional subsidiary of SEH, Summer Midwest, as a party to the agreements, such that Summer Midwest is able to purchase its electric power and associated services requirements from EDFTNA and also utilize EDFTNA’s credit support.   The term, pricing and interest payable under the Amended Energy Services Agreement are unchanged from the original Energy Services Agreement.

Pursuant to the Omnibus Amendment, in consideration of the services and credit support provided by EDFTNA to the Company, Summer Midwest agreed to, among other things (i) grant a priority security interest to EDFTNA in all of its assets, equipment and inventory; and (ii) require its customers to remit monthly payments into a lockbox account over which EDFTNA has a security interest.  The security interest previously granted by Summer LLC and Summer Northeast is unchanged, except that EDFTNA is now the sole secured party.  Also pursuant to the Omnibus Amendment, SEH pledged to EDFTNA, and granted to EDFTNA a security interest in, all of SEH’s membership interest in Summer Midwest. The previous pledge by SEH of its membership interest in Summer LLC and Summer Northeast is unchanged, except that EDFTNA is now the sole secured party.   Pursuant to the Guaranty, SEH agreed to guaranty the obligations of Summer LLC, Summer Northeast and Summer Midwest under the Amended Energy Services Agreement.

Employment Agreement of Angela Hanley

On June 20, 2019, the Board of Directors (the “Board”) of SEH approved a new employment agreement with Angela Hanley (the “Hanley Employment Agreement”) pursuant to which Ms. Hanley will continue to serve as the President of SEH.  Ms. Hanley will continue to report to the Board and will have the duties and responsibilities assigned by the Board.  Ms. Hanley was originally appointed to the position of President in February 2014.  The

Hanley Employment Agreement provides for a semi-monthly salary of $4,230.77.   Ms. Hanley will also receive the customary employee benefits paid by SEH and will be eligible to receive equity grants from time to time as determined by the Board and the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 25, 2019

SUMMER ENERGY HOLDINGS, INC.

By:/s/ Jaleea P. George

Jaleea P. George

Chief Financial Officer